UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2020

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	AMOT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2020, Allied Motion Technologies Inc. (the “Company”) and Richard S. Warzala, the Company’s Chair, President and CEO, entered into a Second Amendment to Employment Agreement (the “Amendment”). The terms of Mr. Warzala’s Employment Agreement, as amended through that date, are described in the Company’s current report on Form 8-K filed on January 3, 2018. The Amendment extends the term of Mr. Warzala’s Employment Agreement through January 3, 2023. The Amendment also provides that Mr. Warzala’s Employment Agreement will renew for additional one-year periods unless either the Company or Mr. Warzala gives written notice of termination at least 180 days prior to the end of the then current term. All other terms and conditions of Mr. Warzala’s Employment Agreement remain in full force and effect.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits. The following exhibit is filed herewith:

10.1	Second Amendment to Employment Agreement between Allied Motion Technologies Inc. and Richard S. Warzala dated August 6, 2020
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      August 11, 2020

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer